Exhibit 99.1

RenaissanceRe Holdings Ltd. to Acquire Tokio Millennium Re in $1.5 Billion Transaction

Accelerates Strategy and Enhances Global Reinsurance Leadership

Transaction Immediately Accretive to RenaissanceRe’s Shareholders

Long-Term Investment in RenaissanceRe by State Farm

PEMBROKE, Bermuda, October 30, 2018—RenaissanceRe Holdings Ltd. (NYSE: RNR) (“RenaissanceRe” or the “Company”) announced today that it has entered into a definitive agreement with Tokio Marine Holdings, Inc. (“Tokio Marine”) pursuant to which an affiliate of RenaissanceRe will acquire Tokio Marine’s reinsurance platform, which includes Tokio Millennium Re AG and Tokio Millennium Re (UK) Limited (collectively, “TMR”). Under the terms of the transaction, Tokio Marine will receive 1.02x the tangible book value of TMR delivered to RenaissanceRe at closing. If closing tangible book value is unchanged from June 30, 2018, Tokio Marine would receive approximately $1.5 billion in total consideration, consisting of cash and RenaissanceRe common shares.

RenaissanceRe expects that upon closing the transaction will be immediately accretive to book value per share, tangible book value per share, operating earnings per share and operating return on equity.

The agreement has been unanimously approved by the Boards of Directors of both companies. The transaction is expected to close in the first half of 2019 and is subject to customary closing conditions and regulatory approvals. No shareholder approval is required.

Under the terms of the agreement, if closing tangible book value is unchanged from June 30, 2018, the transaction consideration would consist of approximately $1.22 billion of cash and $250 million of RenaissanceRe common shares. The shares received by Tokio Marine will be valued at today’s closing price of $128.37 per common share, subject to adjustment at closing and a one-year holding period commencing at closing. The cash consideration will be funded through RenaissanceRe available funds and a potential pre-closing dividend from TMR, subject to regulatory approval.

In connection with the transaction, Tokio Marine has agreed to provide RenaissanceRe a $500 million adverse development cover that will protect TMR’s stated reserves at closing, including unearned premium reserves. In addition, Tokio Marine and RenaissanceRe will enter a business cooperation agreement, which will enhance their business relationship and facilitate cooperation on a portion of the international reinsurance purchases of Tokio Marine and its affiliates.

In addition, State Farm Mutual Automobile Insurance Company (“State Farm”) has agreed to invest $250 million in RenaissanceRe through its purchase of RenaissanceRe’s common shares in a private placement, following termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The shares purchased by State Farm will be valued at today’s closing price of $128.37 per common share. Following the completion of its investment, State Farm will own approximately 4.8% of

RenaissanceRe’s total common shares outstanding, reflecting a broader relationship with RenaissanceRe that includes State Farm’s investments in RenaissanceRe-managed vehicles Top Layer Reinsurance Ltd. and DaVinciRe Holdings Ltd.

Kevin O’Donnell, President and CEO of RenaissanceRe commented: “We are very pleased to have entered into a definitive agreement to acquire Tokio Millennium Re from Tokio Marine. This transaction will increase our scale, broaden our reach and extend our ability to apply our core strengths to a deeper customer base. Our unique ability to capitalize on large, one-of-a-kind opportunities underscores our global reinsurance leadership, including in Casualty and Specialty lines, and our ability to execute on our successful, highly differentiated strategy.”

Mr. O’Donnell added: “We are also honored that State Farm has agreed to broaden its relationship with RenaissanceRe by investing in our common shares and extending a long-standing partnership between our two firms. Our acquisition of TMR and State Farm’s investment further enhance the relationship between our respective companies, which I am confident will prove equally beneficial to our shareholders. After these transactions close, we anticipate that we will continue to have the very strong capital and liquidity position you have come to expect from RenaissanceRe.”

State Farm Executive Vice President, Paul Smith, offered, “We see this as an opportunity to strengthen the long term relationship we have with RenaissanceRe.”

BofA Merrill Lynch is acting as financial advisor to RenaissanceRe in connection with the transaction and Willkie Farr & Gallagher LLP as legal counsel. Wachtell, Lipton, Rosen & Katz is acting as legal counsel to RenaissanceRe’s Board of Directors in connection with the transaction.

Conference Call and Webcast:

RenaissanceRe will discuss this transaction as part of its regularly scheduled investment community conference call on Wednesday, October 31, 2018, at 10:00 a.m. ET. In addition, interested persons may access a slide presentation regarding the transaction, which will be available from approximately 7:00 a.m. ET on October 31, 2018, and a live webcast of the conference call via the Investors section of RenaissanceRe’s website at www.renre.com. An archive of the call will be available from approximately 2:00 p.m. ET on October 31, 2018 through midnight ET on January 9, 2019.

About RenaissanceRe

RenaissanceRe is a global provider of reinsurance and insurance that specializes in matching well-structured risks with efficient sources of capital. The Company provides property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. Established in 1993, the Company has offices in Bermuda, Ireland, Singapore, Switzerland, the United Kingdom, and the United States.

Cautionary Statement Regarding Forward-Looking Statements

Any forward-looking statements made in this Press Release reflect the current views of RenaissanceRe with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous factors that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements, including the following: the failure to obtain regulatory approvals or satisfy other conditions to completion of the proposed Tokio Millennium Re transaction; risks that the proposed transaction disrupts current plans and operations; the ability to recognize the benefits of the proposed transaction; the amount of the costs, fees, expenses and charges related to the proposed transaction; the frequency and severity of catastrophic and other events that the Company covers; the effectiveness of the Company’s claims and claim expense reserving process; the Company’s ability to maintain its financial strength ratings; the effect of climate change on the

Company’s business; collection on claimed retrocessional coverage, and new retrocessional reinsurance being available on acceptable terms and providing the coverage that we intended to obtain; the effects of U.S. tax reform legislation and possible future tax reform legislation and regulations, including changes to the tax treatment of the Company’s shareholders or investors in the Company’s joint ventures or other entities the Company manages; the effect of emerging claims and coverage issues; continued soft reinsurance underwriting market conditions; the Company’s reliance on a small and decreasing number of reinsurance brokers and other distribution services for the preponderance of its revenue; the Company’s exposure to credit loss from counterparties in the normal course of business; the effect of continued challenging economic conditions throughout the world; a contention by the Internal Revenue Service that Renaissance Reinsurance Ltd., or any of the Company’s other Bermuda subsidiaries, is subject to taxation in the U.S.; the success of any of the Company’s strategic investments or acquisitions, including the Company’s ability to manage its operations as its product and geographical diversity increases; the Company’s ability to retain key senior officers and to attract or retain the executives and employees necessary to manage its business; the performance of the Company’s investment portfolio; losses that the Company could face from terrorism, political unrest or war; the effect of cybersecurity risks, including technology breaches or failure on the Company’s business; the Company’s ability to successfully implement its business strategies and initiatives; the Company’s ability to determine the impairments taken on investments; the effect of inflation; the ability of the Company’s ceding companies and delegated authority counterparties to accurately assess the risks they underwrite; the effect of operational risks, including system or human failures; the Company’s ability to effectively manage capital on behalf of investors in joint ventures or other entities it manages; foreign currency exchange rate fluctuations; the Company’s ability to raise capital if necessary; the Company’s ability to comply with covenants in its debt agreements; changes to the regulatory systems under which the Company operates, including as a result of increased global regulation of the insurance and reinsurance industry; changes in Bermuda laws and regulations and the political environment in Bermuda; the Company’s dependence on the ability of its operating subsidiaries to declare and pay dividends; aspects of the Company’s corporate structure that may discourage third-party takeovers or other transactions; the cyclical nature of the reinsurance and insurance industries; adverse legislative developments that reduce the size of the private markets the Company serves or impede their future growth; consolidation of competitors, customers and insurance and reinsurance brokers; the effect on the Company’s business of the highly competitive nature of its industry, including the effect of new entrants to, competing products for and consolidation in the (re)insurance industry; other political, regulatory or industry initiatives adversely impacting the Company; increasing barriers to free trade and the free flow of capital; international restrictions on the writing of reinsurance by foreign companies and government intervention in the natural catastrophe market; the effect of Organisation for Economic Cooperation and Development or European Union (“EU”) measures to increase the Company’s taxes and reporting requirements; the effect of the vote by the U.K. to leave the EU; changes in regulatory regimes and accounting rules that may impact financial results irrespective of business operations; the Company’s need to make many estimates and judgments in the preparation of its financial statements; and other factors affecting future results disclosed in RenaissanceRe’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

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Investor Contact:

RenaissanceRe Holdings Ltd.

Keith McCue

Senior Vice President, Finance & Investor Relations

441-239-4830

Media Contacts:

RenaissanceRe Holdings Ltd.

Keil Gunther

Vice President, Marketing & Communications

441-239-4932

Kekst CNC

Peter Hill or Dawn Dover, 212-521-4800